UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2020

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1161 Mission Street
Suite B-100
San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(888) 669-4885

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed by Augmedix, Inc. (the “Company”), to amend its Current Report on  Form 8-K/A as filed on November 16, 2020 ( the “Prior 8-K”).

The Company is filing this Amendment solely to supplement Item 9.01 of the Prior 8-K to update (i) the unaudited interim consolidated financial statements as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, and (ii) the audited financial statements as of October 9, 2020, except for Note 13 therein, as to which the date is February 1, 2021 and for the fiscal years ended December 31, 2018 and 2019, both to update the subsequent events described therein. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Prior 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited financial statements for Private Augmedix as of October 9, 2020, except for Note 13 therein, as to which the date is February 1, 2021, and for the fiscal years ended December 31, 2018 and 2019 are attached hereto as Exhibit 99.1 to this Report.

The unaudited interim consolidated financial statements of Private Augmedix as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, are attached hereto as Exhibit 99.2 to this Report.

(d)	Exhibits

99.1	Audited financial statements of Private Augmedix as of and for the fiscal years ended December 31, 2019 and 2018.

99.2	Unaudited interim consolidated financial statements of Private Augmedix for the nine months ended September 30, 2020 and 2019.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Date: February 5, 2021	By:	/s/ Emmanuel Krakaris
Emmanuel Krakaris
President, Chief Executive Officer, Secretary and Director

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